UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

On February 29, 2024, Portland General Electric Company (“PGE” or the “Company”) filed with the Public Utility Commission of Oregon (OPUC) a general rate case based on a 2025 test year (2025 GRC). The Company's filing requests a $225 million increase in the annual revenue requirement related primarily to recovery of costs associated with non-emitting battery projects, an increase in base business costs for upgrades to PGE's transmission and distribution system, and investments in strengthening and safeguarding the grid to meet growing customer demand and bolster reliability. PGE continues to build a modern grid designed to withstand extreme weather and allow energy to flow from more resources to improve reliability, resiliency, and capability to deliver safe, reliable, clean electricity to customers. The 2025 GRC, as requested, would result in an approximate 7.4% overall increase relative to currently approved prices. The total increase in annual revenue requirement includes $37 million as a result of higher net variable power costs expected in 2025, as reflected in the Annual Power Cost Update Tariff also filed, separately, with the OPUC February 29, 2024 (OPUC Docket UE 436).

The net increase in annual revenue requirement is based upon:
• a capital structure of 50% debt and 50% equity;
• a return on equity of 9.75%;
• a cost of capital of 7.189%; and
• a rate base of $7.5 billion.

Other key items in the filing include requests for a Renewable Automatic Adjustment Clause mechanism for standalone energy storage and an investment recovery mechanism.

Regulatory review of the 2025 GRC will continue throughout 2024, with a final order targeted to be issued by the OPUC by the end of the year. New customer prices are expected to become effective January 1, 2025.

The 2025 GRC filing (OPUC Docket UE 435), including copies of direct testimony and exhibits, is expected to be made available on the OPUC website at www.oregon.gov/puc.

Safe Harbor Statement

Statements in this Form 8-K that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the Company's statements concerning implementation of the Company’s general rate case and related process, the impact of implementation of new technologies on operations, as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," “proposed,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: customer demand for electricity; changes in capital market conditions, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; the outcome of various legal and regulatory proceedings; changes to tax laws; supply chain issues; and general economic and financial market conditions. All forward-looking statements included in this Form 8-K are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this Form 8-K, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the Company's most recent annual report on Form 10-K and in other documents that the Company files with the United States Securities and Exchange Commission, including management's discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	February 29, 2024	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
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